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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement to register 950,000 shares of common stock on Form S-8 of our report dated March 23, 2001 relating to the financial statements of Ascent Pediatrics, Inc., which appears in Ascent Pediatrics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.



PricewaterhouseCoopers  LLP

Boston,  Massachusetts
June  25,  2001